Exhibit 10.4
FOURTH AMENDMENT TO
COMMERCIAL LOAN AGREEMENT
AND
SECURITY AGREEMENT

This FOURTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT and SECURITY AGREEMENT, dated as of February 13, 2007 (this "Fourth Amendment"), is between VERICHIP CORPORATION, a Delaware corporation (the "Borrower" or "Debtor"), and APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation (the "Lender").

Recitals:

WHEREAS, on December 27, 2005, the Borrower and the Lender entered into a Commercial Loan Agreement (the "Agreement") pursuant to which Lender made a Loan to Borrower subject to the terms and conditions contained in the Agreement;

WHEREAS, on October 6, 2006, the Borrower and the Lender entered into a First Amendment to Commercial Loan Agreement pursuant to which Lender increased the principal amount of the Loan by Four Million Five Hundred Thousand Dollars ($4,500,000.00) (including a change in the applicable interest rate) in order to meet the Borrower's working capital needs, IPO costs, and cash needs in connection with Perceptis' potential election to take its final (deferred) payment in cash and to make certain other amendments to the Agreement contained herein;

WHEREAS, on January 19, 2007, the Borrower and the Lender entered into a Second Amendment to Commercial Loan Agreement pursuant to which Lender increased the principal amount of the Loan by One Million Five Hundred Thousand Dollars ($1,500,000.00) in order to meet the Borrower's working capital needs and IPO costs;

WHEREAS, on February 8, 2007, the Borrower and the Lender entered into a Third Amendment to Commercial Loan Agreement, a Third Amended and Restated Revolving Line of Credit Note, and a Third Amendment to Security Agreement, pursuant to which certain payment terms were changed and the revolving nature of the Loans would be deemed changed upon the occurrence of certain events; and

WHEREAS, the Lender and the Borrower desire to clarify certain terms now existing under the Loan Documents;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement.

1.	Recitals. The foregoing recitals are true and correct and are hereby incorporated by this reference.

2.
Definitions. All capitalized terms used herein, except as modified or defined in this Fourth Amendment, shall have the meaning given to such terms in the Agreement or in the Security Agreement as applicable. All references to the Agreement in all documents executed by Borrower, Guarantor and/or Lender in connection with the Agreement are hereby deemed to refer to the Agreement, as hereby amended.

3.	Amendments: The following sections of the Agreement or the Security Agreement, as indicated, are hereby amended or clarified as follows:

a.	Credit Agreement.

(i)   Bank Accounts. Section VIII (O) of the Agreement shall be deleted and replaced by the following: "Borrower shall maintain its primary operating and deposit accounts at such locations and with such financial institutions as shall be approved by Lender from time to time, such approval not to be unreasonably conditioned or withheld."

(ii)   Capital Structure. For the avoidance of doubt, the Lender hereby ratifies and confirms that the Borrower's IPO shall not be deemed a breach of or an event of default under the Agreement, including without limitation, under Sections IX (C) or XI (4) thereof.

(iii)  Permitted Liens. Section VII (N) of the Agreement is hereby amended by removing the parenthetical "("Permitted Encumbrances")" at the end of the sentence and replacing it with the following: "or any other liens arising in the ordinary course of the Borrower's business or by operation of law so long as, in any such case, either such lien shall not be prior in right and dignity to the lien in favor of the Lender or the existence of such lien shall not have a material adverse effect on the Borrower ("Permitted Encumbrances")."

b.    Security Agreement. For the avoidance of doubt, the Lender hereby ratifies and confirms that the existence of any lien on the Debtor's assets, including the Collateral, shall not be deemed a breach of or an event of default under the Security Agreement, including without limitation, Sections 3(e) and 5(b) thereof, if such liens arise in the ordinary course of the Debtor's business or by operation of law and, in any such case, either such lien shall not be prior in right and dignity to the security interest granted to the Lender under the Security Agreement or the existence of such lien shall not have a material adverse effect on the Debtor.

4.
Representations and Warranties. The terms and conditions, representations and warranties, and covenants as set forth in the Agreement, the Security Agreement, and all other loan documents executed by Borrower in favor of Lender in connection with the Loan are hereby ratified and affirmed by Borrower, and Borrower hereby agrees that the said terms and conditions, and covenants are valid, true and correct as if made on the date hereof.

5.
No Implied Modifications; Inconsistencies. Except as expressly modified hereby, all terms and provisions of the Agreement and the Security Agreement shall remain unchanged and in full force and effect. In the event of an inconsistency between the terms of this Fourth Amendment and the terms of the Agreement or the Security Agreement, the terms hereof shall control.

6.	Counterparts. This Fourth Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.

7.	Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New Hampshire.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have by their duly authorized representatives executed this Fourth Amendment on the date first above written.

BORROWER:

VERICHIP CORPORATION, a Delaware corporation

By:	/s/ William J. Caragol
Print Name: William J. Caragol
Title: Chief Financial Officer

LENDER:

APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation

By:	/s/ Lorraine Breece
Print Name: Lorraine Breece
Title: Senior Vice President and Chief Accounting Officer